The Bond Fund of America

December 31, 2015

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$369,608
Class B	$1,428
Class C	$16,772
Class F1	$13,147
Class F2	$31,899
Total	$432,854
Class 529-A	$17,368
Class 529-B	$115
Class 529-C	$3,951
Class 529-E	$824
Class 529-F1	$1,475
Class R-1	$631
Class R-2	$7,139
Class R-2E	$6
Class R-3	$11,673
Class R-4	$10,136
Class R-5	$4,690
Class R-5E*	$0
Class R-6	$56,807
Total	$114,815

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.2518
Class B	$0.1564
Class C	$0.1500
Class F1	$0.2480
Class F2	$0.2815
Class 529-A	$0.2390
Class 529-B	$0.1393
Class 529-C	$0.1415
Class 529-E	$0.2121
Class 529-F1	$0.2684
Class R-1	$0.1540
Class R-2	$0.1570
Class R-2E	$0.2126
Class R-3	$0.2116
Class R-4	$0.2526
Class R-5	$0.2900
Class R-5E	$0.0400
Class R-6	$0.2961

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,475,417
Class B	6,590
Class C	108,052
Class F1	53,479
Class F2	120,798
Total	1,764,336
Class 529-A	71,293
Class 529-B	578
Class 529-C	26,741
Class 529-E	3,791
Class 529-F1	5,683
Class R-1	3,717
Class R-2	43,260
Class R-2E	111
Class R-3	52,557
Class R-4	40,663
Class R-5	16,339
Class R-5E	1
Class R-6	215,202
Total	479,936

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$12.59
Class B	$12.59
Class C	$12.59
Class F1	$12.59
Class F2	$12.59
Class 529-A	$12.59
Class 529-B	$12.59
Class 529-C	$12.59
Class 529-E	$12.59
Class 529-F1	$12.59
Class R-1	$12.59
Class R-2	$12.59
Class R-2E	$12.59
Class R-3	$12.59
Class R-4	$12.59
Class R-5	$12.59
Class R-5E	$12.59
Class R-6	$12.59

* Amount less than one thousand.